Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2018 RESULTS

MADISON, Wis. - February 21, 2019 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) from continuing operations for 2018 and 2017 as follows:

	GAAP EPS from		Non-GAAP EPS from
	Continuing Operations		Continuing Operations
	2018	2017	2018	2017
Utilities and Corporate Services	$2.08	$1.82	$2.06	$1.80
American Transmission Company (ATC) Holdings	0.12	0.11	0.12	0.11
Non-utility and Parent	(0.01)	0.06	(0.01)	0.02
Alliant Energy Consolidated	$2.19	$1.99	$2.17	$1.93

“We once again delivered solid financial and operational results in 2018. Our 2018 temperature normalized Non-GAAP earnings per share were $2.11, 6 percent above 2017 and consistent with our long-term earnings growth goal,” said Patricia Kampling, Alliant Energy Chairman and CEO. “I am proud to report that over the last five years we have delivered a total shareholder return of 93 percent, exceeding the growth of both the S&P 500 and the EEI Utilities Index.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $2.08 per share of GAAP EPS from continuing operations in 2018, which was $0.26 per share higher than 2017. The primary drivers of higher GAAP EPS were higher margins due to Interstate Power and Light Company’s (IPL’s) and Wisconsin Power and Light Company’s (WPL’s) increasing rate base, higher retail electric and gas sales due to temperatures in 2018, and higher allowance for funds used during construction. These items were partially offset by higher depreciation expense.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.01) per share of GAAP EPS from continuing operations in 2018, which was $0.07 per share lower than 2017. The primary drivers of lower EPS were higher interest expense and benefits of Tax Cuts and Jobs Act (Federal Tax Reform) in 2017. These items were partially offset by higher equity income in 2018 from the wind farm in Oklahoma due to accelerated earnings as a result of Federal Tax Reform, which is expected to reverse over time.

Earnings Adjustments - Non-GAAP EPS for 2018 excludes earnings of $0.02 per share related to Federal Tax Reform adjustments as a result of clarifying rules issued in 2018. Non-GAAP EPS for 2017 excludes the write-down of regulatory assets due to the IPL retail electric rate review settlement and the initial impacts of Federal Tax Reform. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Temperature Impacts to Non-GAAP EPS from Continuing Operations - The estimated net impact of temperatures on retail electric and gas sales was a $0.06 per share gain in 2018. The temperature normalized non-GAAP EPS from continuing operations for fiscal year 2018 was $2.11. The estimated impact of temperatures on retail electric and gas sales was a $0.06 per share loss in 2017. The temperature normalized non-GAAP EPS from continuing operations for fiscal year 2017 was $1.99.

Details regarding GAAP EPS from continuing operations variances between 2018 and 2017 for Alliant Energy are as follows:

	2018	2017	Variance
Utilities and Corporate Services:
Higher margins primarily from earning on increasing rate base			$0.24
Higher depreciation expense			(0.16)
Net temperature impact on retail electric and gas sales	$0.06	($0.06)	0.12
Higher allowance for funds used during construction			0.08
Lower energy efficiency amortization costs at WPL			0.04
Equity dilution			(0.04)
Higher interest expense			(0.03)
Net write-down of regulatory assets due to IPL retail electric rate review settlement	—	(0.02)	0.02
Tax adjustments due to Federal Tax Reform in 2017 and 2018	0.02	0.04	(0.02)
Other			0.01
Total Utilities and Corporate Services			$0.26
ATC Holdings			$0.01
Non-utility and Parent:
Higher interest expense			($0.07)
Tax adjustments due to Federal Tax Reform in 2017	—	0.04	(0.04)
Higher equity income (primarily attributed to the wind investment in Oklahoma)	0.04	—	0.04
Total Non-utility and Parent			($0.07)

Higher margins primarily from earning on increasing rate base - In April 2017, IPL filed a request with the Iowa Utilities Board (IUB) to increase annual rates for its Iowa retail electric customers. The request was based on a 2016 historical Test Year as adjusted for certain known and measurable changes occurring up to 12 months after the commencement of the proceeding. An interim retail electric rate increase of $102 million, on an annual basis, was implemented effective April 13, 2017. In February 2018, the IUB issued an order approving IPL’s settlement reached in September 2017, for an annual electric base rate increase of $130 million, or approximately 9%. Final rates were effective May 1, 2018.

In May 2018, IPL filed a request with the IUB to increase annual gas base rates for its Iowa retail gas customers. The request was based on 2017 historical Test Year as adjusted for certain known and measurable changes occurring up to 12 months after the commencement of the proceeding. An interim retail gas rate increase of $11 million, on an annual basis, was implemented effective May 14, 2018. In December 2018, the IUB issued an order approving IPL’s settlement reached in September 2018, for an annual gas base rate increase of $14 million, or approximately 6%. Final rates were effective January 17, 2019. IPL recognized $0.16 per share of higher electric and gas margins in 2018 due to the retail electric and gas rate increases.

In December 2016, WPL received an order from the Public Service Commission of Wisconsin authorizing WPL to implement a retail electric rate increase effective January 1, 2017 followed by a freeze of such rates through the end of 2018. To reflect the higher margins in 2018, primarily from earning on increasing rate base, the order lowered the amortization of amounts that WPL previously over-recovered from its customers for electric transmission cost recovery beginning in January 2018. WPL recognized $0.08 per share of higher electric margins in 2018 due to lower transmission cost recovery amortization.

Estimated temperature impact on retail electric and gas sales - Alliant Energy’s retail electric and gas sales increased in 2018 and decreased in 2017 largely due to impacts of temperatures on customer demand.

WPL’s retail electric and gas rate settlement includes an earnings sharing mechanism whereby WPL must defer a portion of its earnings and return this amount to its retail electric and gas customers if its annual regulatory return on common equity exceeds 10.25% during 2018. As a result, a majority of the higher margins recognized at WPL as a result of the temperature impact on retail electric and gas sales in 2018 is currently expected to be returned to customers in the future.

A portion of Alliant Energy’s performance pay is based on earnings. As a result, a portion of the higher earnings resulting from the temperature impact on retail electric and gas sales is offset by higher performance pay expense. Alliant Energy’s estimated temperature impact on retail electric and gas sales, net of the WPL earnings sharing mechanism and the portion of performance pay associated with temperature impacts on earnings, is estimated to be a $0.06 per share increase in 2018 earnings. By comparison, the impact of temperatures in 2017 was estimated to be a $0.06 per share loss.

Tax adjustments due to Federal Tax Reform - The enactment of Federal Tax Reform had a material impact on the 2017 financial statements. The most significant provision of Federal Tax Reform was the reduction in the federal corporate tax rate from 35% to 21%, which required a re-measurement of deferred tax assets and liabilities in December 2017. During the third quarter of 2018, additional rules were issued including clarifications of the treatment of bonus depreciation deductions. As a result of these clarifying rules, the impact of Federal Tax Reform was updated resulting in $0.02 per share of higher earnings in 2018.

2019 Earnings Guidance

Alliant Energy consolidated EPS guidance for 2019 remains unchanged. 2019 EPS guidance for the reporting companies is as follows:

Utilities and Corporate Services	$2.14 - $2.24
ATC Holdings	0.11 - 0.13
Non-utility and Parent	(0.08) - (0.06)
Alliant Energy Consolidated	$2.17 - $2.31

Assumptions for Alliant Energy’s 2019 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Anticipated interim retail electric base rate increase to be implemented by IPL

•	Stable economy and resulting implications on utility sales

•	Normal temperatures in its utility service territories

•	Execution of cost controls

•	Execution of capital expenditure and financing plans

•	Consolidated effective tax rate of 11%

The 2019 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

“We expect to continue to deliver solid earnings per share growth as a result of our strong pipeline of investments in renewable energy and electric and gas distribution. Our 2019 earnings guidance of $2.17 to $2.31 per share is consistent with our long-term growth objective of 5 to 7 percent annually,” said Kampling. “The customers and the communities we serve will continue to benefit from reliable, low cost, cleaner energy.”

Earnings Conference Call

A conference call to review the 2018 results is scheduled for Friday, February 22nd at 9:00 a.m. central time. Alliant Energy Chairman and Chief Executive Officer Patricia Kampling, President and Chief Operating Officer John Larsen, and Senior Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-394-8218 (United States or Canada) or 323-794-2149 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through March 1, 2019, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 965,000 electric and 415,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, earning a return on rate base additions and the recovery of costs, including fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, deferred tax assets, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and regulatory agency orders;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
employee workforce factors, including changes in key executives, ability to hire and retain employees with specialized skills, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	weather effects on results of utility operations;

•
issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the Coal Combustion Residuals rule, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of transmission services and the ability to recover the cost of transmission services in a timely manner;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of costs associated with restoration activities;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, and Whiting Petroleum Corporation, which could result from, among other things, indemnification agreements, warranties, parental guarantees or litigation;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•
changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, life expectancies and demographics;

•	material changes in employee-related benefit and compensation costs;

•	risks associated with operation and ownership of non-utility holdings;

•	changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC LLC’s authorized return on equity;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•	the impacts of adjustments made to deferred tax assets and liabilities from changes in the tax laws;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2019 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2019 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include the use of (1) income from continuing operations and EPS from continuing operations for the year ended December 31, 2018 excluding the tax return adjustments due to Federal Tax Reform; and (2) income from continuing operations and EPS from continuing operations for the year ended December 31, 2017 excluding the write-down of regulatory assets due to the IPL retail electric rate review settlement, and the initial impacts of Federal Tax Reform. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income from continuing operations, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS from continuing operations for the fourth quarter and year ended December 31, 2018 and 2017. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins.  Utility electric margins and utility gas margins are non-GAAP financial measures that are reported and reconciled to the most directly comparable GAAP measure, operating income, in our 2018 Form 10-K.

This press release also includes temperature-normalized non-GAAP EPS from continuing operations for the year ended December 31, 2018 and 2017. Alliant Energy believes this non-GAAP measure is useful to investors because the measure facilitates period-to-period comparison of Alliant Energy’s operating performance and provides investors with information on a basis consistent with measures that management uses to assess Alliant Energy’s earnings growth rate.

The tax impact adjustments represent the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the estimated consolidated statutory tax rate.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow, and in the case of temperature-normalized non-GAAP EPS from continuing operations, in the press release above.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2018	2017	2018	2017	2018	2017
IPL	$1.13	$0.94	$—	$0.04	$1.13	$0.98
WPL	0.89	0.81	(0.02)	(0.06)	0.87	0.75
Corporate Services	0.06	0.07	—	—	0.06	0.07
Subtotal for Utilities and Corporate Services	2.08	1.82	(0.02)	(0.02)	2.06	1.80
ATC Holdings	0.12	0.11	—	—	0.12	0.11
Non-utility and Parent	(0.01)	0.06	—	(0.04)	(0.01)	0.02
Alliant Energy Consolidated	$2.19	$1.99	($0.02)	($0.06)	$2.17	$1.93

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2018	2017	2018	2017	2018	2017
IPL	$264.0	$216.8	($1.1)	$9.3	$262.9	$226.1
WPL	208.1	186.6	(5.5)	(14.5)	202.6	172.1
Corporate Services	13.6	13.3	—	—	13.6	13.3
Subtotal for Utilities and Corporate Services	485.7	416.7	(6.6)	(5.2)	479.1	411.5
ATC Holdings	28.4	25.4	—	—	28.4	25.4
Non-utility and Parent	(2.0)	13.8	1.0	(7.4)	(1.0)	6.4
Earnings from continuing operations	512.1	455.9	(5.6)	(12.6)	506.5	443.3
Income from discontinued operations	—	1.4	—	—	—	1.4
Alliant Energy Consolidated	$512.1	$457.3	($5.6)	($12.6)	$506.5	$444.7

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP (Income) Loss		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2018	2017	2018	2017
Utilities and Corporate Services:
Tax adjustments due to Federal Tax Reform at WPL	($5.5)	($14.5)	($0.02)	($0.06)
Tax adjustments due to Federal Tax Reform at IPL	(1.1)	3.8	—	0.02
Write-down of regulatory assets due to the IPL retail electric rate review settlement, net of tax impacts of ($3.6) million	—	5.5	—	0.02
Subtotal for Utilities and Corporate Services	(6.6)	(5.2)	(0.02)	(0.02)
Non-utility and Parent:
Tax adjustments due to Federal Tax Reform	1.0	(7.4)	—	(0.04)
Subtotal for Non-utility and Parent	1.0	(7.4)	—	(0.04)
Total Alliant Energy Consolidated	($5.6)	($12.6)	($0.02)	($0.06)

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2018	2017	2018	2017	2018	2017
IPL	$0.17	$0.07	$—	$0.02	$0.17	$0.09
WPL	0.16	0.23	—	(0.06)	0.16	0.17
Corporate Services	0.01	0.02	—	—	0.01	0.02
Subtotal for Utilities and Corporate Services	0.34	0.32	—	(0.04)	0.34	0.28
ATC Holdings	0.04	0.03	—	—	0.04	0.03
Non-utility and Parent	(0.02)	0.06	—	(0.04)	(0.02)	0.02
Alliant Energy Consolidated	$0.36	$0.41	$—	($0.08)	$0.36	$0.33

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2018	2017	2018	2017	2018	2017
IPL	$39.1	$16.4	$—	$3.8	$39.1	$20.2
WPL	38.0	53.2	—	(14.5)	38.0	38.7
Corporate Services	3.1	3.4	—	—	3.1	3.4
Subtotal for Utilities and Corporate Services	80.2	73.0	—	(10.7)	80.2	62.3
ATC Holdings	9.1	5.7	—	—	9.1	5.7
Non-utility and Parent	(4.0)	15.1	—	(7.4)	(4.0)	7.7
Alliant Energy Consolidated	$85.3	$93.8	$—	($18.1)	$85.3	$75.7

Details regarding GAAP EPS from continuing operations variances between fourth quarter of 2018 and 2017 for Alliant Energy’s operations are as follows:

	2018	2017	Variance
Utilities and Corporate Services:
Higher margins primarily from earning on increasing rate base	$0.06	$—	$0.06
Tax adjustments due to Federal Tax Reform	—	0.04	(0.04)
Higher depreciation expense			(0.04)
Higher allowance for funds used during construction			0.03
Other			0.01
Total Utilities and Corporate Services			$0.02
ATC Holdings			$0.01
Non-utility and Parent:
Tax adjustment due to Federal Tax Reform	$—	$0.04	($0.04)
Higher interest expense			(0.02)
Other			(0.02)
Total Non-utility and Parent			($0.08)

Adjusted, or non-GAAP, earnings for the fourth quarter of 2017 does not include the following items that were included in the reported GAAP earnings:

	Non-GAAP (Income) Loss		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2018	2017	2018	2017
Utilities and Corporate Services:
Tax adjustments due to Federal Tax Reform IPL	$—	$3.8	$—	$0.02
Tax adjustments due to Federal Tax Reform WPL	—	(14.5)	—	(0.06)
Subtotal Utilities and Corporate Services	—	(10.7)	—	(0.04)
Non-utility and Parent:
Tax adjustments due to Federal Tax Reform	—	(7.4)	—	(0.04)
Subtotal Non-utility and Parent	—	(7.4)	—	(0.04)
Total Alliant Energy Consolidated	$—	($18.1)	$—	($0.08)

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Revenues:
Electric utility	$704.1	$695.6	$3,000.3	$2,894.7
Gas utility	147.6	138.2	446.6	400.9
Other utility	11.8	13.1	48.0	47.5
Non-utility	10.0	9.2	39.6	39.1
	873.5	856.1	3,534.5	3,382.2
Operating expenses:
Electric production fuel and purchased power	215.5	203.4	855.0	818.1
Electric transmission service	120.5	117.6	495.7	480.9
Cost of gas sold	82.3	75.9	232.3	211.4
Other operation and maintenance	177.0	179.6	645.8	633.2
Depreciation and amortization	130.5	119.1	506.9	461.8
Taxes other than income taxes	26.3	26.5	104.4	105.6
	752.1	722.1	2,840.1	2,711.0
Operating income	121.4	134.0	694.4	671.2
Other (income) and deductions:
Interest expense	63.2	56.6	247.0	215.6
Equity income from unconsolidated investments, net	(13.0)	(11.9)	(54.6)	(44.8)
Allowance for funds used during construction	(23.8)	(13.0)	(75.6)	(49.7)
Other	1.6	4.2	7.6	17.3
	28.0	35.9	124.4	138.4
Income from continuing operations before income taxes	93.4	98.1	570.0	532.8
Income taxes	5.6	1.8	47.7	66.7
Income from continuing operations, net of tax	87.8	96.3	522.3	466.1
Income from discontinued operations, net of tax	—	—	—	1.4
Net income	87.8	96.3	522.3	467.5
Preferred dividend requirements of IPL	2.5	2.5	10.2	10.2
Net income attributable to Alliant Energy common shareowners	$85.3	$93.8	$512.1	$457.3
Weighted average number of common shares outstanding (basic and diluted)	236.0	231.2	233.6	229.7
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.36	$0.41	$2.19	$1.99
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$85.3	$93.8	$512.1	$455.9
Income from discontinued operations, net of tax	—	—	—	1.4
Net income	$85.3	$93.8	$512.1	$457.3

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2018	2017
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$20.9	$27.9
Other current assets	764.2	877.2
Property, plant and equipment, net	12,462.4	11,234.5
Investments	431.3	396.1
Other assets	1,747.2	1,652.1
Total assets	$15,426.0	$14,187.8
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$256.5	$855.7
Commercial paper	441.2	320.2
Other short-term borrowings	—	95.0
Other current liabilities	946.4	878.1
Long-term debt, net (excluding current portion)	5,246.3	4,010.6
Other liabilities	3,749.9	3,646.0
Equity:
Alliant Energy Corporation common equity	4,585.7	4,182.2
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	4,785.7	4,382.2
Total liabilities and equity	$15,426.0	$14,187.8

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2018	2017
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$1,030.3	$994.4
Accounts receivable sold to a third party	(502.6)	(472.8)
Net cash flows from operating activities	527.7	521.6
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(1,568.3)	(1,281.8)
Other	(65.6)	(185.1)
Cash receipts on sold receivables	605.3	461.8
Other	(38.2)	(28.3)
Net cash flows used for investing activities	(1,066.8)	(1,033.4)
Cash flows from financing activities:
Common stock dividends	(312.2)	(288.3)
Proceeds from issuance of common stock, net	196.6	149.6
Proceeds from issuance of long-term debt	1,500.0	550.0
Payments to retire long-term debt	(855.7)	(4.6)
Net change in commercial paper and other short-term borrowings	26.0	171.1
Other	(24.0)	(45.2)
Net cash flows from financing activities	530.7	532.6
Net increase (decrease) in cash, cash equivalents and restricted cash	(8.4)	20.8
Cash, cash equivalents and restricted cash at beginning of period	33.9	13.1
Cash, cash equivalents and restricted cash at end of period	$25.5	$33.9

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2018	December 31, 2017
Common shares outstanding (000s)	236,063	231,349
Book value per share	$19.43	$18.08
Quarterly common dividend rate per share	$0.335	$0.315

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Utility electric sales (000s of megawatt-hours)
Residential	1,706	1,678	7,367	6,904
Commercial	1,590	1,626	6,487	6,422
Industrial	2,747	2,739	10,969	10,885
Industrial - co-generation customers	242	201	861	884
Retail subtotal	6,285	6,244	25,684	25,095
Sales for resale:
Wholesale	666	847	2,833	3,639
Bulk power and other	581	592	2,971	1,364
Other	29	22	96	94
Total	7,561	7,705	31,584	30,192
Utility retail electric customers (at December 31)
Residential	817,860	814,609
Commercial	142,192	142,074
Industrial	2,602	2,612
Total	962,654	959,295
Utility gas sold and transported (000s of dekatherms)
Residential	9,926	9,810	29,356	26,127
Commercial	7,135	7,073	21,003	19,501
Industrial	650	1,396	3,030	3,622
Retail subtotal	17,711	18,279	53,389	49,250
Transportation / other	22,471	22,067	90,357	76,916
Total	40,182	40,346	143,746	126,166
Utility retail gas customers (at December 31)
Residential	370,333	368,098
Commercial	44,490	44,583
Industrial	351	373
Total	415,174	413,054

Estimated margin increases (decreases) from impacts of temperatures (in millions) (a) -
	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Electric margins	$4	$1	$32	($16)
Gas margins	1	—	3	(6)
Total temperature impact on margins	$5	$1	$35	($22)

(a) Not including the impact of the WPL earnings sharing mechanism and the portion of performance pay associated with temperature impacts on earnings.

	Quarter Ended December 31,			Year Ended December 31,
	2018	2017	Normal	2018	2017	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,602	2,458	2,450	6,868	6,076	6,655
Madison, Wisconsin (WPL)	2,654	2,544	2,472	7,303	6,569	6,939
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	16	18	14	1,032	747	793
Madison, Wisconsin (WPL)	13	10	8	799	578	672

(a)
HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.